Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of Jianpu Technology Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 15, 2025.

Article Light Limited

By:	/s/ Huang Xin
Name:	Huang Xin
Title:	Authorized Signatory

[Signature Page to Joint Filing Agreement]

Yunfeng Fund II, L.P.

By: Yunfeng Investment II, L.P., its General Partner

By: Yunfeng Investment GP II, Ltd., its General Partner

By:	/s/ Huang Xin
Name:	Huang Xin
Title:	Authorized Signatory

[Signature Page to Joint Filing Agreement]

Yunfeng Investment II, L.P.

By: Yunfeng Investment GP II, Ltd., its General Partner

By:	/s/ Huang Xin
Name:	Huang Xin
Title:	Authorized Signatory

[Signature Page to Joint Filing Agreement]

Yunfeng Investment GP II, Ltd.

By:	/s/ Huang Xin
Name:	Huang Xin
Title:	Authorized Signatory

[Signature Page to Joint Filing Agreement]

Feng Yu

/s/ Feng Yu

[Signature Page to Joint Filing Agreement]